Exhibit 10.9(c)

ENSYSCE BIOSCIENCES, INC. AMENDED AND RESTATED 2021 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE AND

AWARD AGREEMENT

Ensysce Biosciences, Inc., a Delaware corporation (the “Company”), pursuant to its Amended and Restated 2021 Omnibus Incentive Plan (the “Plan”), hereby grants to the individual listed below (“Participant”) the number of restricted stock units set forth below (the “Restricted Stock Units”). The Restricted Stock Units described in this Restricted Stock Unit Grant Notice (the “Grant Notice”) are subject to the terms and conditions set forth in the Award Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, capitalized terms used in this Grant Notice and the Agreement will have the meanings defined in the Plan.

Participant:	[_________]

Grant Date:	[_________]

Total Number of Restricted Stock Units:	[_________]

Vesting Schedule:	[_________]

By signing below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. This document may be executed, including by electronic means, in multiple counterparts, each of which will be deemed an original, and all of which together will be deemed a single instrument.

ENSYSCE BIOSCIENCES, INC.	participant

Name:	Name:
Title:

EXHIBIT A

TO RESTRICTED STOCK Unit GRANT NOTICE

AWARD AGREEMENT

1. Award of Restricted Stock Units. Effective as of the Grant Date set forth in the Grant Notice, the Company has granted to Participant the number of Restricted Stock Units set forth in the Grant Notice, subject to the restrictions and on the terms and conditions set forth in the Grant Notice, the Plan and this Agreement. Each Restricted Stock Unit represents the right to receive one Share at the times and subject to the conditions set forth herein.

2. Vesting of Restricted Stock Units.

a. Subject to the continued service of Participant with the Company through the relevant vesting dates, the Restricted Stock Units will become vested in such amounts and at such times as set forth in the Grant Notice.

b. Solely for purposes of this Agreement, service with the Company will be deemed to include service with an Affiliate of the Company (for only so long as such entity remains an Affiliate of the Company).

c. Upon Participant’s Termination by reason of death, any Restricted Stock Units that are outstanding and unvested immediately prior to Participant’s death will become vested as of the date of Participant’s death, provided that Participant’s estate and beneficiaries execute a general release of claims against the Company and its affiliates in a form reasonably prescribed by the Company and such releases become irrevocable within forty-five (45) days following Participant’s death. If the release requirement described above is not timely satisfied, any Restricted Stock Units otherwise vesting under this Section 2.c will be forfeited.

d. Unless otherwise provided in the Grant Notice, this Agreement or any written employment agreement between Participant and the Company that expressly addresses the treatment of restricted stock units under the Plan, upon the Termination of Participant for any reason other than as described in Section 2.c above, any unvested Restricted Stock Units will be forfeited automatically.

3. Settlement.

a. Shares will be issued in respect of vested Restricted Stock Units within sixty (60) days following the applicable vesting date or event. For avoidance of doubt, this settlement timing is intended to comply with the “short-term deferral” exemption from Section 409A of the Code.

b. The Restricted Stock Units will not confer on Participant any rights as a stockholder of the Company until Shares are actually issued in settlement of such Restricted Stock Units.

c. Notwithstanding the foregoing, to the extent provided in Prop. Treas. Reg. § 1.409A-1(b)(4)(ii) or any successor provision, the Company may delay settlement of Restricted Stock Units if it reasonably determines that such settlement would violate federal securities laws or any other applicable law.

4. Non-Transferability of Restricted Stock Units. Restricted Stock Units may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily, other than by will or by the laws of descent and distribution.

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5. Section 409A. The grant of Restricted Stock Units is intended to be exempt from Section 409A of the Code and should be interpreted accordingly. Nonetheless, the Company does not guarantee the tax treatment of the Restricted Stock Units.

6. No Continuation of Service. Neither the Plan nor this Agreement will confer upon Participant any right to continue in the employment or service of the Company or any of its Affiliates, or limit in any respect the right of the Company or its Affiliates to discharge Participant at any time, for any reason.

7. The Plan. A prospectus describing the Plan has been furnished to Participant. The Plan itself is available upon request, and its terms and provisions are incorporated herein by reference. Pursuant to the Plan, the Committee is authorized to construe and interpret the terms and provisions of the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems necessary to carry the Plan into effect. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee with respect to questions arising under the Plan, the Grant Notice or this Agreement.

8. Company Policies. Participant agrees, in consideration for the grant of the Restricted Stock Units, to be subject to any policies by the Company and its Affiliates regarding compensation recapture (i.e., clawbacks), securities trading, and hedging or pledging of securities that may be in effect from time to time, or as may otherwise be required by applicable law, regulation or exchange listing standard.

9. Entire Agreement. The Grant Notice and this Agreement, together with the Plan, represent the entire agreement between the parties with respect to the subject matter hereof and supersede any prior agreement, written or otherwise, relating to the subject matter hereof.

10. Amendment. This Agreement may only be amended by a writing signed by each of the parties hereto; provided that the Company may amend this Agreement without Participant’s consent, if the amendment does not impair Participant’s rights hereunder.

11. Governing Law. This Agreement will be construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws.

12. Headings. The headings in this Agreement are for convenience only. They form no part of the Agreement and will not affect its interpretation.

13. Tax Withholding. In accordance with Section 13.4 of the Plan, no Shares will be released to Participant hereunder until he or she has made arrangements acceptable to the Company to satisfy any required tax withholding obligations.

14. Electronic Delivery of Documents. Participant authorizes the Company to deliver electronically any prospectuses or other documentation related to the Option and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s Intranet site. Upon written request, the Company will provide to Participant a paper copy of any document also delivered to Participant electronically. The authorization described in this paragraph may be revoked by Participant at any time by written notice to the Company.

15. Further Assurances. Participant agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan.

16. Restrictive Covenants. To the extent allowed by and consistent with applicable law and any applicable limitations period, if it is determined at any time that Participant has materially breached any employment-related covenants, the Company will be entitled to cause any unvested Restricted Stock Units to be immediately cancelled without any payment of consideration by the Company.

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